UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

FEBRUARY 20, 2008
Date of Report (Date of earliest event reported)

URANIUM ENERGY CORP.
(Exact name of registrant as specified in its charter)

Nevada	001-33706	98-0399476
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9801 Anderson Mill Road, Suite 230, Austin, Texas	78750
(Address of principal executive offices)	(Zip Code)

(512) 828-6980
Registrant's telephone number, including area code

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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SECTION 8 - OTHER EVENTS

Item 8.01        Other Events

Effective February 20, 2008, Uranium Energy Corp. (the "Company") acquired from Tronox Worldwide LLC (the "Seller") certain "Assets", consisting of certain maps, data, exploration results and other information in the possession of the Seller, or under its control, regardless of form, pertaining to all lands within the U.S. (excluding New Mexico and Wyoming), Canada and Australia, and specifically including the former uranium exploration projects by Kerr-McGee Corporation and/or its affiliated companies, in consideration of the purchase price payment to the Seller by the Company of $500,000.

Said purchase price has now been made by the Company to the Seller, and the Company is in the process of evaluating the Assets which have been delivered and which are to be delivered in connection with this purchase in order to determine the Company's best course of action consequent thereon.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01        Financial Statements and Exhibits.

(a)       Financial statements of businesses acquired.

Not applicable.

(b)      Pro forma financial information.

Not applicable.

(c)       Shell company transactions.

Not applicable.

(d)        Exhibits.

Not applicable.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
URANIUM ENERGY CORP.
DATE: February 20, 2008.	By: /s/ "Amir Adnani" ______________________________________ Amir Adnani President, Chief Executive Officer, Principal Executive Officer and a director

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